PBF Energy Reports Second Quarter 2017 Results, Declares Dividend of $0.30 Per Share

•	Declares quarterly dividend of $0.30 per share

•	Second quarter loss from operations of $111.1 million (excluding special items, second quarter income from operations of $39.9 million)

•	Successfully refinanced long-term debt with $725.0 million of new 8-year, 7.25% senior notes

PARSIPPANY, NJ - August 3, 2017 - PBF Energy Inc. (NYSE:PBF) today reported second quarter 2017 loss from operations of $111.1 million as compared to income from operations of $234.8 million for the second quarter of 2016. Excluding special items, second quarter 2017 income from operations was $39.9 million as compared to income from operations of $77.0 million for the second quarter of 2016. Special items in the second quarter 2017 results include a net, non-cash, after-tax loss of $91.6 million, or $0.81 per share, lower-of-cost-or-market ("LCM") inventory adjustment which decreased operating income and an after-tax charge of $15.4 million, or $0.14 per share, as a result of debt extinguishment costs incurred from the retirement of PBF Holding Company LLC's 8.25% senior secured notes which were redeemed during the quarter.

The company reported a second quarter 2017 net loss of $104.2 million, and a net loss attributable to PBF Energy Inc. of $109.7 million or $1.01 per share. This compares to net income of $120.6 million, and net income attributable to PBF Energy Inc. of $103.5 million or $1.06 per share for the second quarter 2016. Adjusted fully-converted net loss for the second quarter 2017, excluding special items, was $6.9 million, or $0.06 per share on a fully-exchanged, fully-diluted basis, as described below, compared to an adjusted fully-converted net income of $13.9 million, or $0.14 per share, for the second quarter 2016. PBF Energy's financial results reflect the consolidation of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 44.1% of the limited partner interests as of quarter-end.

Tom Nimbley, PBF Energy's Chairman and CEO, said, “Our main focus during the second quarter was to operate our assets safely and reliably and to complete the extensive turnarounds at our Torrance and Delaware City refineries. I am pleased to report that both turnarounds are complete and the refineries are operating well. When combined with the crude unit turnaround at Chalmette during the first quarter, we have successfully executed our major maintenance goals for 2017. Our second quarter results include the impact of this turnaround work and reflect the ongoing pressures of narrow crude differentials and headwinds from the flawed Renewable Fuels Standard.” Mr. Nimbley continued, “Going into the second half of the year, we have five operating refineries, no significant turnaround activity and a refining environment supported by strong domestic and international demand. We are looking forward to the second half of 2017 and demonstrating the capabilities of our refining system.”

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on August 31, 2017, to holders of record as of August 15, 2017.

Outlook
For the third quarter 2017, we expect East Coast total throughput to average 320,000 to 340,000 barrels per day; Mid-Continent total throughput is expected to average 150,000 to 160,000 barrels per day; Gulf Coast total throughput is expected to average 185,000 to 195,000 barrels per day and West Coast total throughput is expected to average 150,000 to 160,000 barrels per day.

For the full-year 2017, we expect East Coast total throughput to average 315,000 to 335,000 barrels per day; Mid-Continent total throughput is expected to average 140,000 to 150,000 barrels per day; Gulf Coast total throughput is expected to average 170,000 to 180,000 barrels per day and West Coast total throughput is expected to average 130,000 to 140,000 barrels per day.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income (Loss), Adjusted Fully-Converted Net Income (Loss) excluding special items, Adjusted Fully-Converted Net Income (Loss) per fully-exchanged, fully-diluted share, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items, Adjusted EBITDA and projected EBITDA related to the refinery acquisitions. PBF believes that non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, August 3, 2017, at 8:30 a.m. ET. The webcast is available through PBF Energy's website, http://www.pbfenergy.com. The call can also be heard by dialing (888) 632-3384 or (785) 424-1675, conference ID: PBFQ217. The audio replay will be available two hours after the end of the call through August 17, 2017, by dialing (800) 839-2475 or (402) 220-7220.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risks disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customer and vendors; risk relating to the securities markets generally; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 44.1% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues	$5,017,225	$3,858,467	$9,771,698	$6,658,652

Costs and expenses:
Cost of products and other	4,605,693	3,249,444	8,802,460	5,661,539
Operating expenses (excluding depreciation of $62,683, $49,682, $121,852 and $103,918 for the periods presented, respectively)	412,859	276,598	864,226	576,597
General and administrative expenses	41,090	43,373	84,920	80,955
Loss on sale of assets	29	3,222	912	3,222
Depreciation and amortization expense	68,703	51,060	129,635	106,993
	5,128,374	3,623,697	9,882,153	6,429,306

Income (loss) from operations	(111,149)	234,770	(110,455)	229,346

Other income (expenses):
Change in fair value of catalyst leases	1,104	(1,748)	(1,484)	(4,633)
Debt extinguishment costs	(25,451)	—	(25,451)	—
Interest expense, net	(40,698)	(35,940)	(77,881)	(73,467)
Income (loss) before income taxes	(176,194)	197,082	(215,271)	151,246
Income tax (benefit) expense	(72,043)	76,434	(91,090)	53,934
Net income (loss)	(104,151)	120,648	(124,181)	97,312
Less: net income attributable to noncontrolling interests	5,512	17,118	16,559	23,170
Net income (loss) attributable to PBF Energy Inc. stockholders	$(109,663)	$103,530	$(140,740)	$74,142

Net income (loss) available to Class A common stock per share:
Basic	$(1.01)	$1.06	$(1.30)	$0.76
Diluted	$(1.01)	$1.06	$(1.30)	$0.76
Weighted-average shares outstanding-basic	108,779,992	97,836,366	108,770,237	97,822,875
Weighted-average shares outstanding-diluted	108,779,992	103,278,622	108,770,237	103,364,478

Dividends per common share	$0.30	$0.30	$0.60	$0.60

Adjusted fully-converted net income (loss) and adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income (loss)	$(113,937)	$109,207	$(146,409)	$78,345
Adjusted fully-converted net income (loss) per fully exchanged, fully diluted share	$(1.01)	$1.06	$(1.30)	$0.76
Adjusted fully-converted shares outstanding - diluted	112,608,863	103,278,622	112,606,236	103,364,478

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in thousands, except share and per share data)

		Three Months Ended		Six Months Ended
RECONCILIATION OF NET INCOME (LOSS) TO		June 30,		June 30,
ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) (Note 1)		2017	2016	2017	2016
Net income (loss) attributable to PBF Energy Inc. stockholders		$(109,663)	$103,530	$(140,740)	$74,142
Income (loss) allocated to participating securities		(269)	—	(539)	—
Income (loss) available to PBF Energy Inc. stockholders - basic		(109,932)	103,530	(141,279)	74,142
Add:	Net income (loss) attributable to noncontrolling interest (Note 2)	(6,604)	9,399	(8,460)	6,958
Less:	Income tax benefit (expense) (Note 3)	2,599	(3,722)	3,330	(2,755)
Adjusted fully-converted net income (loss)		$(113,937)	$109,207	$(146,409)	$78,345
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment (Note 5)	151,095	(157,780)	167,134	(216,843)
Add:	Debt extinguishment costs (Note 5)	25,451	—	25,451	—
Add:	Recomputed income taxes on special items (Note 5)	(69,489)	62,516	(75,801)	85,870
Adjusted fully-converted net income (loss) excluding special items (Note 4)		$(6,880)	$13,943	$(29,625)	$(52,628)

Weighted-average shares outstanding of PBF Energy Inc.		108,779,992	97,836,366	108,770,237	97,822,875
Conversion of PBF LLC Series A Units (Note 6)		3,828,871	4,947,813	3,835,999	4,952,115
Common stock equivalents (Note 7)		—	494,443	—	589,488
Adjusted fully-converted shares outstanding - diluted		112,608,863	103,278,622	112,606,236	103,364,478

Adjusted fully-converted net income (loss) (per fully exchanged, fully diluted shares outstanding)		$(1.01)	$1.06	$(1.30)	$0.76

Adjusted fully-converted net income (loss) excluding special items (per fully exchanged, fully diluted shares outstanding) (Note 4)		$(0.06)	$0.14	$(0.26)	$(0.51)

		Three Months Ended		Six Months Ended
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS		June 30,		June 30,
TO INCOME (LOSS) FROM OPERATIONS EXCLUDING SPECIAL ITEMS		2017	2016	2017	2016
Income (loss) from operations		$(111,149)	$234,770	$(110,455)	$229,346
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment (Note 5)	151,095	(157,780)	167,134	(216,843)
Income (loss) from operations excluding special items (Note 4)		$39,946	$76,990	$56,679	$12,503

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 8)
(Unaudited, in thousands)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA		2017	2016	2017	2016
Net income (loss)		$(104,151)	$120,648	$(124,181)	$97,312
Add:	Depreciation and amortization expense	68,703	51,060	129,635	106,993
Add:	Interest expense, net	40,698	35,940	77,881	73,467
Add:	Income tax (benefit) expense	(72,043)	76,434	(91,090)	53,934
EBITDA		$(66,793)	$284,082	$(7,755)	$331,706
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment (Note 5)	151,095	(157,780)	167,134	(216,843)
Add:	Debt extinguishment costs (Note 5)	25,451	—	25,451	—
EBITDA excluding special items (Note 4)		$109,753	$126,302	$184,830	$114,863

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA
EBITDA		$(66,793)	$284,082	$(7,755)	$331,706
Add:	Stock based compensation	7,817	9,359	13,842	12,709
Add:	Non-cash change in fair value of catalyst leases	(1,104)	1,748	1,484	4,633
Add:	Non-cash LCM inventory adjustment (Note 5)	151,095	(157,780)	167,134	(216,843)
Add:	Debt extinguishment costs (Note 5)	25,451	—	25,451	—
Adjusted EBITDA		$116,466	$137,409	$200,156	$132,205

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	June 30,	December 31,
	2017	2016
Balance Sheet Data:
Cash, cash equivalents and marketable securities	$173,031	$786,298
Inventories	1,875,164	1,863,560
Total assets	7,481,220	7,621,927
Total debt	2,159,547	2,148,234
Total equity	2,368,993	2,570,684

Total equity excluding special items (Note 4, 16)	$2,827,468	$2,912,375

Total debt to capitalization ratio (Note 16)	48%	46%
Total debt to capitalization ratio, excluding special items (Note 16)	43%	42%
Net debt to capitalization ratio (Note 16)	46%	35%
Net debt to capitalization ratio, excluding special items (Note 16)	41%	32%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows (used in) provided by operations	$(34,665)	$216,134
Cash flows used in investing activities	(428,641)	(235,757)
Cash flows (used in) provided by financing activities	(109,937)	488,238
Net (decrease) increase in cash and cash equivalents	(573,243)	468,615
Cash and cash equivalents, beginning of period	746,274	944,320
Cash and cash equivalents, end of period	$173,031	$1,412,935
Marketable securities	—	136,144
Net cash, cash equivalents and marketable securities	$173,031	$1,549,079

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 9)
(Unaudited, in thousands)

	Three Months Ended June 30, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$5,013,251	$62,329	$—	$(58,355)	$5,017,225
Depreciation and amortization expense	56,973	5,710	6,020	—	68,703
Income (loss) from operations (16)	(101,333)	35,017	(41,013)	(3,820)	(111,149)
Interest expense, net	1,335	7,886	31,477	—	40,698
Capital expenditures (Note 14)	242,655	36,918	148	—	279,721

	Three Months Ended June 30, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$3,855,773	$40,659	$—	$(37,965)	$3,858,467
Depreciation and amortization expense	47,333	2,349	1,378	—	51,060
Income (loss) from operations	249,102	23,510	(37,842)	—	234,770
Interest expense, net	1,142	7,634	27,164	—	35,940
Capital expenditures	87,756	100,687	6,559	—	195,002

	Six Months Ended June 30, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$9,763,449	$122,806	$—	$(114,557)	$9,771,698
Depreciation and amortization expense	110,790	11,062	7,783	—	129,635
Income (loss) from operations (Note 17)	(90,803)	71,058	(83,291)	(7,419)	(110,455)
Interest expense, net	2,253	15,870	59,758	—	77,881
Capital expenditures (Note 14)	409,871	56,385	2,409	—	468,665

	Six Months Ended June 30, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$6,655,958	$77,208	$—	$(74,514)	$6,658,652
Depreciation and amortization expense	99,722	4,196	3,075	—	106,993
Income (loss) from operations	254,348	49,554	(74,556)	—	229,346
Interest expense, net	2,114	14,863	56,490	—	73,467
Capital expenditures (Note 15)	226,669	101,813	12,259	—	340,741

	Balance at June 30, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 18)	$6,232,343	$751,155	$529,131	$(31,409)	$7,481,220

	Balance at December 31, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 18)	$6,419,950	$756,861	$482,979	$(37,863)	$7,621,927

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Market Indicators (dollars per barrel) (Note 10)	2017	2016	2017	2016
Dated Brent Crude	$49.69	$45.65	$51.61	$40.08
West Texas Intermediate (WTI) crude oil	$48.11	$45.53	$49.89	$39.64
Light Louisiana Sweet (LLS) crude oil	$50.17	$47.39	$51.77	$41.51
Alaska North Slope (ANS) crude oil	$50.61	$45.74	$52.20	$40.00
Crack Spreads:
Dated Brent (NYH) 2-1-1	$14.81	$15.32	$13.21	$13.30
WTI (Chicago) 4-3-1	$14.09	$16.51	$12.65	$12.77
LLS (Gulf Coast) 2-1-1	$12.56	$10.76	$12.30	$9.76
ANS (West Coast) 4-3-1	$19.16	$18.58	$17.85	$18.04
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$1.58	$0.11	$1.73	$0.44
Dated Brent less Maya (heavy, sour)	$8.00	$7.83	$7.34	$7.94
Dated Brent less WTS (sour)	$2.65	$0.96	$2.98	$0.95
Dated Brent less ASCI (sour)	$2.85	$3.67	$3.46	$3.96
WTI less WCS (heavy, sour)	$9.56	$11.75	$11.23	$11.55
WTI less Bakken (light, sweet)	$0.30	$0.43	$0.61	$0.98
WTI less Syncrude (light, sweet)	$(1.35)	$(2.72)	$(1.81)	$(3.56)
WTI less LLS (light, sweet)	$(2.06)	$(1.85)	$(1.88)	$(1.87)
WTI less ANS (light, sweet)	$(2.50)	$(0.21)	$(2.31)	$(0.37)
Natural gas (dollars per MMBTU)	$3.14	$2.25	$3.10	$2.11

Key Operating Information
Production (barrels per day ("bpd") in thousands)	764.2	702.7	748.8	678.0
Crude oil and feedstocks throughput (bpd in thousands)	769.2	698.1	753.7	674.0
Total crude oil and feedstocks throughput (millions of barrels)	70.0	63.5	136.4	122.7
Gross margin per barrel of throughput	$(0.62)	$4.56	$0.17	$2.68
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$7.17	$6.50	$7.45	$5.77
Refinery operating expenses, excluding depreciation, per barrel of throughput (Note 12)	$5.69	$4.27	$6.12	$4.63
Crude and feedstocks (% of total throughput) (Note 13)
Heavy crude	30%	18%	35%	16%
Medium crude	31%	44%	30%	47%
Light crude	23%	27%	20%	25%
Other feedstocks and blends	16%	11%	15%	12%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	50%	47%	51%	48%
Distillates and distillate blendstocks	30%	32%	30%	31%
Lubes	1%	1%	1%	1%
Chemicals	2%	4%	2%	4%
Other	16%	16%	16%	16%
Total yield	99%	100%	100%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (bpd in thousands)	321.4	347.3	318.6	328.5
Crude oil and feedstocks throughput (bpd in thousands)	326.1	351.7	323.2	333.9
Total crude oil and feedstocks throughput (millions of barrels)	29.7	32.0	58.5	60.8
Gross margin per barrel of throughput	$(2.60)	$3.95	$(1.36)	$1.14
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$4.98	$6.68	$5.46	$5.54
Refinery operating expense, excluding depreciation, per barrel of throughput (Note 12)	$4.54	$3.90	$4.85	$4.50
Crude and feedstocks (% of total throughput) (Note 13):
Heavy crude	31%	17%	34%	13%
Medium crude	40%	56%	38%	61%
Light crude	12%	12%	11%	11%
Other feedstocks and blends	17%	15%	17%	15%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	43%	45%	45%	46%
Distillates and distillate blendstocks	33%	31%	31%	29%
Lubes	2%	2%	2%	2%
Chemicals	1%	2%	1%	2%
Other	20%	18%	20%	19%
Total yield	99%	98%	99%	98%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	158.2	176.0	142.2	168.0
Crude oil and feedstocks throughput (bpd in thousands)	154.6	174.2	139.3	165.9
Total crude oil and feedstocks throughput (millions of barrels)	14.1	15.8	25.2	30.2
Gross margin per barrel of throughput	$(0.19)	$4.31	$(0.85)	$2.41
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$7.90	$6.65	$7.79	$5.45
Refinery operating expense, excluding depreciation, per barrel of throughput (Note 12)	$4.82	$4.02	$5.58	$4.45
Crude and feedstocks (% of total throughput) (Note 13):
Medium crude	35%	32%	39%	36%
Light crude	64%	66%	60%	62%
Other feedstocks and blends	1%	2%	1%	2%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	55%	52%	55%	52%
Distillates and distillate blendstocks	31%	33%	33%	35%
Chemicals	6%	5%	6%	5%
Other	10%	11%	8%	9%
Total yield	102%	101%	102%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	191.8	179.4	173.6	181.5
Crude oil and feedstocks throughput (bpd in thousands)	191.3	172.2	173.6	174.2
Total crude oil and feedstocks throughput (millions of barrels)	17.4	15.7	31.4	31.7
Gross margin per barrel of throughput	$0.85	$3.65	$1.24	$3.63
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$7.76	$6.00	$8.40	$6.54
Refinery operating expense, excluding depreciation, per barrel of throughput (Note 12)	$4.65	$5.30	$5.35	$5.05
Crude and feedstocks (% of total throughput) (Note 13):
Heavy crude	42%	39%	42%	38%
Medium crude	25%	31%	25%	30%
Light crude	20%	17%	16%	17%
Other feedstocks and blends	13%	13%	17%	15%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	45%	47%	47%	47%
Distillates and distillate blendstocks	33%	32%	31%	32%
Chemicals	2%	6%	2%	6%
Other	20%	15%	20%	15%
Total yield	100%	100%	100%	100%

Supplemental Operating Information - West Coast (Torrance) (Note 14)
Production (bpd in thousands)	92.8	N/A	114.4	N/A
Crude oil and feedstocks throughput (bpd in thousands)	97.2	N/A	117.6	N/A
Total crude oil and feedstocks throughput (millions of barrels)	8.8	N/A	21.3	N/A
Gross margin per barrel of throughput	$(4.55)	N/A	$(1.66)	N/A
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$12.18	N/A	$11.10	N/A
Refinery operating expense, excluding depreciation, per barrel of throughput (Note 12)	$13.01	N/A	$11.39	N/A
Crude and feedstocks (% of total throughput) (Note 13):
Heavy crude	57%	N/A	73%	N/A
Medium crude	3%	N/A	2%	N/A
Other feedstocks and blends	40%	N/A	25%	N/A
Total throughput	100%	N/A	100%	N/A
Yield (% of total throughput):
Gasoline and gasoline blendstocks	69%	N/A	66%	N/A
Distillates and distillate blendstocks	12%	N/A	17%	N/A
Other	14%	N/A	14%	N/A
Total yield	95%	N/A	97%	N/A

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 11)
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	June 30, 2017		June 30, 2016
	$	per barrel of throughput	$	per barrel of throughput
Calculation of gross margin:
Revenues	$5,017,225	$71.68	$3,858,467	$60.74
Less: Cost of products and other	4,605,693	65.80	3,249,444	51.16
Less: Refinery operating expenses	398,570	5.69	271,539	4.27
Less: Refinery depreciation expenses	56,973	0.81	47,540	0.75
Gross margin	$(44,011)	$(0.62)	$289,944	$4.56
Reconciliation of gross margin to gross refining margin:
Gross margin	$(44,011)	$(0.62)	$289,944	$4.56
Less: Revenues of PBFX	(62,329)	(0.89)	(40,659)	(0.64)
Add: Affiliate cost of sales of PBFX	1,215	0.02	2,661	0.04
Add: Refinery operating expenses	398,570	5.69	271,539	4.27
Add: Refinery depreciation expense	56,973	0.81	47,540	0.75
Gross refining margin	$350,418	$5.01	$571,025	$8.98
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment (Note 5)	151,095	2.16	(157,780)	(2.48)
Gross refining margin excluding special items (Note 4)	$501,513	$7.17	$413,245	$6.50

	Six Months Ended		Six Months Ended
	June 30, 2017		June 30, 2016
	$	per barrel of throughput	$	per barrel of throughput
Calculation of gross margin:
Revenues	$9,771,698	$71.63	$6,658,652	$54.28
Less: Cost of products and other	8,802,460	64.53	5,661,539	46.15
Less: Refinery operating expenses	835,423	6.12	568,178	4.63
Less: Refinery depreciation expenses	110,900	0.81	100,136	0.82
Gross margin	$22,915	$0.17	$328,799	$2.68
Reconciliation of gross margin to gross refining margin:
Gross margin	$22,915	$0.17	$328,799	$2.68
Less: Revenues of PBFX	(122,806)	(0.90)	(77,208)	(0.63)
Add: Affiliate cost of sales of PBFX	2,430	0.02	5,322	0.04
Add: Refinery operating expenses	835,423	6.12	568,178	4.63
Add: Refinery depreciation expense	110,900	0.81	100,136	0.82
Gross refining margin	$848,862	$6.22	$925,227	$7.54
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment (Note 5)	167,134	1.23	(216,843)	(1.77)
Gross refining margin excluding special items (Note 4)	$1,015,996	$7.45	$708,384	$5.77

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses these measures to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 7.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC other than PBF Energy Inc., as if such members had fully exchanged their Series A Units for shares of PBF Energy's Class A common stock.

(3) Represents an adjustment to reflect the company's expected full-year statutory corporate tax rate of approximately 39.4% and 39.6% for the 2017 and 2016 periods, respectively, applied to the net income (loss) attributable to the noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF Energy Company LLC Series A Units as described in footnote 2.

(4) The Non-GAAP measures presented include adjusted fully-converted net income excluding special items, income from continuing operations excluding special items, EBITDA excluding special items, and gross refining margin excluding special items. The special items for the periods presented relate to a lower of cost or market ("LCM") adjustment and debt extinguishment costs. LCM is a GAAP guideline related to inventory valuation that requires inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out (LIFO) inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM inventory adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period. Debt extinguishment costs reflect the difference between the carrying value of our 2020 Senior Secured Notes on the date that they were reacquired and the amount for which they were reacquired. Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

(5) The following table includes the lower of cost or market inventory reserve as of each date presented:

		2017			2016
January 1,			$595,988		$1,117,336
March 31,			612,027		1,058,273
June 30,			763,122		900,493

The following table includes the corresponding impact of changes in the lower of cost or market inventory reserve on operating income and net income for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,

	2017	2016	2017		2016
Net LCM inventory adjustment benefit (charge) in operating income	$(151,095)		$157,780	$(167,134)	$216,843
Net LCM inventory adjustment benefit (charge) in net income	(91,624)	95,264	(101,350)		130,973

Additionally, during the three and six months ended June, 30, 2017, we recorded pre-tax debt extinguishment costs of $25.5 million related to the redemption of the 2020 Senior Secured Notes. These nonrecurring charges decreased net income by $15.4 million for the three and six months ended June 30, 2017. There were no such costs in the same periods of 2016.

(6) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2 above.

(7) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method for the three and six months ended June 30, 2017 and June 30, 2016, respectively. Common stock equivalents exclude the effects of options and warrants to purchase 7,278,142 and 7,278,142 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three and six months ended June 30, 2017, respectively. Common stock equivalents exclude the effects of options and warrants to purchase 3,467,125 and 2,919,125 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three and six months ended June 30, 2016, respectively.

(8) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(9) We operate in two reportable segments; Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of June 30, 2017, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, New Orleans, Louisiana and Torrance, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets consist of rail and truck terminals and unloading racks, tank farms and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, the company’s refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements. In connection with the contribution by PBF LLC of the limited liability interests in PNGPC to PBFX, the accompanying segment information has been retrospectively adjusted to include the historical results of PNGPC in the Logistics segment for all periods presented prior to such contribution.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. Prior to the PBFX initial public offering, PBFX was not considered to be a separate reportable segment. From a PBF Energy perspective, the company's chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX's individual segments.

(10) As reported by Platts.

(11) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, refinery depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and they provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(12) Represents refinery operating expenses, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(13) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(14) The Logistics segment includes capital expenditures of $10.1 million for the acquisition of the Toledo Terminal by PBFX on April 17, 2017.

(15) The Refining segment includes capital expenditures of $2.7 million for the working capital settlement related to the acquisition of the Chalmette refinery that was finalized in the first quarter of 2016.

(16) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement which is presented in our annual and interim filings and management believes this ratio is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents and marketable securities from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Marketable securities included in net debt fully collateralized PBFX's Term Loan prior to its repayment. Additionally, as described in footnote 4 above, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	June 30,	December 31,
	2017	2016
Total debt	$2,159,547	$2,148,234
Total equity	2,368,993	2,570,684
Total capitalization	$4,528,540	$4,718,918

Total debt	$2,159,547	$2,148,234
Total equity excluding special items	2,827,468	2,912,375
Total capitalization excluding special items	$4,987,015	$5,060,609

Total equity	$2,368,993	$2,570,684
Special Items (Note 4)
Add: Non-cash LCM inventory adjustment (Note 5)	763,122	595,988
Add: Change in tax receivable agreement liability	(25,508)	(25,508)
Add: Debt extinguishment costs (Note 5)	25,451	—
Less: Recomputed income taxes on special items (Note 5)	(304,590)	(228,789)
Net impact of special items to equity	458,475	341,691
Total equity excluding special items (Note 4)	$2,827,468	$2,912,375

Total debt	$2,159,547	$2,148,234
Less: Cash, cash equivalents and marketable securities	173,031	786,298
Net Debt	$1,986,516	$1,361,936

Total debt to capitalization ratio	48%	46%
Total debt to capitalization ratio, excluding special items	43%	42%
Net debt to capitalization ratio	46%	35%
Net debt to capitalization ratio, excluding special items	41%	32%

(17) The Logistics segment includes 100% of the income from operations of the Torrance Valley Pipeline Company LLC ("TVPC"), as TVPC is consolidated by PBFX. PBFX records net income attributable to noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records equity income in investee related to its 50% noncontrolling ownership interest in TVPC. For the purposes of the consolidated PBF Energy financial statements, PBF Holding's equity income in investee and PBFX's net income attributable to noncontrolling interest eliminate in consolidation. As the acquisition of PBFX's 50% interest in TVPC was completed in the third quarter of 2016, there was no impact on comparative June 30, 2016 disclosures.

(18) The Logistics segment includes 100% of the assets of TVPC as TVPC is consolidated by PBFX. PBFX records a noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records an equity investment in TVPC reflecting its noncontrolling ownership interest. For the purposes of the consolidated PBF Energy financial statements, PBFX's noncontrolling interest in TVPC and PBF Holding's equity investment in TVPC eliminate in consolidation.